Exhibit 10.2

                                 AMENDMENT NO. 1
                                       TO
                        TERM LOAN AND SECURITY AGREEMENT

     This Amendment No. 1 to Term Loan and Security Agreement is dated as of July 14, 2003, by and between LaSalle Bank, National Association, not in its individual or corporate capacity, but solely as the successor Trustee of the Chromcraft Revington, Inc. Employee Stock Ownership Plan Trust (the "Trust"), a trust established pursuant to the Chromcraft Revington, Inc. Employee Stock Ownership Plan and Chromcraft Revington, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Trust, by its predecessor trustee, GreatBanc Trust Company, and the Company entered into a Term Loan and Security Agreement dated March 15, 2002 (the "Loan Agreement"), pursuant to which the Company lent the amount of $20 million to the Trust for the purpose of acquiring common stock of the Company; and

     WHEREAS, effective July 14, 2003, the Company removed GreatBanc Trust Company as Trustee of the Trust and appointed LaSalle Bank, National Association as the successor Trustee effective as of July 14, 2003.

     NOW, THEREFORE, the parties confirm that effective July 14, 2003, all references to GreatBanc Trust Company as Trustee of the Trust in the Loan Agreement and in the Term Note delivered under the Loan Agreement shall be deleted and replaced by LaSalle Bank, National Association as successor Trustee of the Trust.

     IN WITNESS WHEREOF, the parties hereto have entered this Amendment No. 1 to the Loan Agreement effective as of the date first written above.

                         CHROMCRAFT REVINGTON, INC.



                          By:  /s/ Michael E. Thomas
                              ---------------------------------
                               Michael E. Thomas, President


                         LASALLE BANK, NATIONAL ASSOCIATION,
                         not in its individual or corporate capacity, but solely as the successor Trustee of the Chromcraft
                         Revington, Inc. Employee Stock Ownership Trust


                         By:  /s/ E. Vaughn Gordy
                              ---------------------------------
                              E. Vaughn Gordy, Sr., Vice President